For the fiscal period ended 12/31/03
File number 811-7064

					SUB-ITEM 77-0

					EXHIBITS

		Transactions Effected Pursuant to Rule 10f-3

I.   The Target Portfolio Trust - Small Capitalization Growth
	Portfolio (JP Morgan)

1.   Name of Issuer
	National Financial Partners Corp.

2.   Date of Purchase
	09/17/03

3.   Number of Securities Purchased
	18,100

4.   Dollar Amount of Purchase
	$416,300

5.   Price Per Unit
	$23.00

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Merrill Lynch

7.   Other Members of the Underwriting Syndicate
	Goldman Sachs
	JP Morgan
	Bear, Stearns
	CIBC World Markets
	Sandler O'Neill & Partners